UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2015

FBEC Worldwide, Inc.

(Exact name of registrant as specified in its charter)

714-330-3798

(Registrant's telephone number, including area code)

Wyoming	000-52297	47-3855542
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1621 Central Ave

Cheyenne, WY 82001

 (Address of principal executive offices) (Zip Code)

Frontier Beverage Company, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On June 12, 2015 the Company entered into a Legal Retainer Agreement with the Haseltine Law Offices in Washington D.C., and California. This law firm will replace Brunson, Chandler & Jones, PLLC. The retainer agreement with Haseltine Law Firm includes a $2,500 monthly retainer and a $200,000 promissory note which covers all expenses beyond the monthly retainer for a period of one year.

William Haseltine is a lawyer in Good Standing that has been licensed for 33 years and specializes in SEC law, business law and Merger & Acquisitions. He graduated from law school at Whittier College in Whittier California; and earned his JD in Law from Texas Tech University in Lubbock, Texas. As a Member of the Bar in California and the District of Columbia, he worked as an attorney for the Securities and Exchange Commission for over 9 years. Please refer to www.wbhlaw.net.

Item 1.02       Termination of a Material Definitive Agreement

The Company has mutually terminated its agreement with the Salt Lake City, Utah based Brunson, Chandler & Jones, PLLC; (“BCJ Law Firm”). FBEC was evaluating various other SEC law firms that would better meet its core business objectives. FBEC chose to enter into a material agreement with Haseltine Law Firm. This has no influence on the Company’s opinions of the BCJ Law Firm. BCJ Law Firm is a highly credible law firm offering services to small and mid-size public companies on the OTC Markets.

Item 3.02        Unregistered Sales of Equity Securities.

On June 12, 2015, the Company issued an 8% interest bearing Convertible Promissory Note in the principal amount of $200,000 to Haseltine Law Firm, a Washington D.C. Pursuant to the terms of the convertible promissory note, the 6 month maturity date is January 14, 2016 and the holders have the right to convert any portion of the principal amount thereof at a 25% discount to the average of the closing price 20 days previous to the conversion notice. This is the same as 75% of the average of the closing price 20 days previous to the conversion notice.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Legal Retainer Agreement
10.2	Convertible Promissory Note

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBEC WORLDWIDE, INC.

Date: June 16, 2015	/s/ Robert S. Sand
Robert Sand, Chairman and Chief Executive Officer